UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2016

FORESIGHT ENERGY LP

(Exact name of registrant as specified in its charter)

Delaware	001-36503	80-0778894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 North Broadway

Suite 2600

Saint Louis, MO 63102

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (314) 932-6160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 30, 2016 (the “Closing Date”), Foresight Energy LP (“FELP,” and, together with its consolidated subsidiaries, “we,” “us,” “our” and the “Partnership”) completed its global restructuring. The restructuring transactions described below (the “Restructuring Transactions”) alleviated certain defaults and events of default across the Partnership’s capital structure that resulted from the 2015 Delaware Chancery Court “change-of-control” litigation (the “Change of Control Litigation”) related to the purchase and sale agreement between Foresight Reserves LP (“Reserves”) and Murray Energy Corporation (“Murray Energy”). Reserves and Murray Energy are significant equity holders in the Partnership’s general partner. Along with the completion of the Restructuring Transactions, the Change of Control Litigation has been dismissed with prejudice.

Exchange of Old Senior Notes for New Notes and Warrants

Pursuant to the previously disclosed exchange offer by the Partnership and private exchange transaction between the Partnership, Reserves and certain of Reserves’ investors and affiliates, on the Closing Date, FELP, Foresight Energy LLC (“FELLC”) and Foresight Energy Finance Corporation (“FEFC,” and, together with FELLC, the “Issuers”) exchanged $599,825,000 in aggregate principal amount of the Issuers’ 7.875% Senior Notes due 2021 (the “Old Senior Notes”) (including $105,354,000 in aggregate principal amount of Old Senior Notes purchased by Reserves pursuant to a cash tender offer on the Closing Date) and the accrued and unpaid interest on the Old Senior Notes for the following consideration:

•	(i) $349,100,000 in aggregate principal amount of Senior Secured Second Lien PIK Notes due 2021 (the “Second Lien Notes”);

•	(ii) $299,859,000 in aggregate principal amount of Senior Secured Second Lien Exchangeable PIK Notes due 2017 (the “Exchangeable PIK Notes,” and, together with the Second lien Notes, the “New Notes”); and

•	(iii) 516,825 warrants (the “Warrants”) to acquire an aggregate amount of newly issued common units of FELP (the “Common Units”) equal to 4.5% of the total units of FELP (including Common Units and subordinated units) outstanding on the date of a Note Redemption (as defined below) (after giving effect to the full exercise thereof and the Note Redemption), subject to the terms and conditions described below.

The offer and issuance of the foregoing securities were conducted in private placement transactions in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) under the Securities Act, on the basis that the offer and issuance of such securities did not involve a public offering.

Terms of the New Notes

General

The Second Lien Notes were issued pursuant to an indenture (the “Second Lien Notes Indenture”), dated as of the Closing Date, by and among the Issuers, the guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee. The Second Lien Notes have a maturity date of August 15, 2021. The Second Lien Notes bear interest at a rate of: (i) 9.0% per annum until August 15, 2018 and 10.0% per annum thereafter, in each case, payable in cash on each interest payment date (subject to a 2.0% per annum increase in the rate of accrual during any period where an event of default under the Second Lien Notes Indenture has occurred and is continuing); and (ii) 1.0% per annum payable in kind. Interest will be computed based upon a 360-day year of twelve 30-day months, payable semi-annually on February 15th and August 15th, commencing on February 15, 2017, to the holders of record at the close of business on the preceding February 1st and August 1st, as applicable.

The Exchangeable PIK Notes were issued pursuant to an indenture (the “Exchangeable PIK Notes Indenture,” and, together with the Second Lien Notes Indenture, the “New Notes Indentures”), dated as of the Closing Date, by and among the Issuers, the guarantors party thereto, American Stock Transfer & Trust Company, LLC, as notes administrator and exchange agent, and Wilmington Trust, National Association, as trustee. The Exchangeable PIK Notes have a maturity date of October 3, 2017 (the “Exchangeable PIK Notes Maturity Date”). The Exchangeable PIK Notes bear interest payable in kind at a rate of 15.0% per annum (subject to a 2.0% per annum increase in the rate of accrual during any period where an event of default under the Exchangeable PIK Notes Indenture has occurred and is continuing), based upon a 360-day year of twelve 30-day months, payable on March 1, 2017 and October 3, 2017, to the holders of record at the close of business on February 15, 2017 and September 15, 2017, respectively.

New Notes Guarantees and Collateral

The obligations under the New Notes are unconditionally guaranteed on a senior secured basis by each of FELP’s wholly owned domestic subsidiaries that guarantee the Senior Secured Credit Facilities (as defined below) (other than FEFC) and on a senior unsecured basis by FELP and are or will be secured by second-priority perfected liens on substantially all of our and the subsidiary guarantors’ existing and future assets, subject to certain exceptions, including all material personal, real or mixed property, a pledge of the capital stock of our domestic subsidiaries and up to 65.0% of the voting capital stock of our future foreign subsidiaries that are directly owned by us or any of the subsidiary guarantors.

New Notes Restrictive Covenants and Other Matters

The New Notes Indentures include negative covenants, subject to certain exceptions, restricting or limiting the Issuers’ and their subsidiaries’ ability to, among other things:

•	Create liens on assets;

•	Incur additional indebtedness;

•	Make investments, loans, guarantees or advances;

•	Engage in mergers and consolidations;

•	Make asset sales;

•	Pay dividends and distributions or repurchase capital stock or certain indebtedness;

•	Change the nature of their business;

•	Engage in certain transactions with affiliates; and

•	Enter into agreements that restrict dividends among the Issuers and their subsidiaries.

The New Notes Indentures contain certain usual and customary events of default. If an event of default occurs, the holders of the New Notes are entitled to take various actions, including the acceleration of amounts due under the New Notes.

New Notes Restricted Payments Covenants

In particular, the New Notes Indentures prohibit FELLC and its restricted subsidiaries (including FEFC) from making certain restricted payments, including discretionary dividends, until: (i) with respect to the Exchangeable PIK Notes Indenture, the later to occur of: (x) the Exchangeable PIK Notes Maturity Date; and (y) the refinancing of our revolving credit facility; and (ii) with respect to the Second Lien Notes Indenture, the later to occur of: (x) June 30, 2018; and (y) the refinancing of our revolving credit facility. After such dates, under the New Notes Indentures, restricted payments are permitted to be made of up to $25.0 million per year, plus additional amounts based on the amount of available cash on hand and the aggregate amount of net cash proceeds received from certain qualified equity offerings and certain other transactions. This prohibition does not apply to distributions to pay expenses of its parent companies of up to $7.5 million per fiscal year, certain tax distributions, payments under the management services agreement between FELP’s general partner and Murray Energy or its affiliate (the “Management Services Agreement”) of up to $14.1 million per year, increasing to up to $20.0 million per year under certain circumstances, and certain other exceptions.

Optional Redemption

Prior to August 31, 2018, the Issuers may redeem the Second Lien Notes in whole or in part at a price equal to 100% of the aggregate principal amount thereof plus a “make-whole” premium. In addition, prior to August 31, 2018, the Issuers may redeem up to 35% of the aggregate principal amount of the Second Lien Notes at a price equal to 110.000% of the aggregate principal thereof with the proceeds of a qualified equity offering, subject to at least 65% of the aggregate principal amount of the Second Lien Notes remaining outstanding after giving effect to any such redemption.

On or after August 31, 2018, the Issuers may redeem the Second Lien Notes at a price equal to: (i) 105.500% of the aggregate principal amount of the Second Lien Notes redeemed prior to August 31, 2019; (ii) 102.750% of the aggregate principal amount of the Second Lien Notes redeemed on or after August 31, 2019 but prior to August 31, 2020; and (iii) 100.000% of the aggregate principal amount of the Second Lien Notes redeemed thereafter.

The Issuers may redeem, repurchase, refinance, defease or otherwise retire (any of the foregoing, a “redemption”) all of the Exchangeable PIK Notes on or prior to October 2, 2017 for cash at 100% of the principal amount thereof plus accrued interest to, but excluding, the date of redemption (any such redemption, an “Exchangeable PIK Note Retirement”). In addition to the Exchangeable PIK Note Retirement, Murray Energy, an affiliate of Murray Energy or a group of persons which includes Murray Energy or any of its affiliates (Murray Energy, any of its affiliates or any such group being referred to as the “Murray Group”) shall have the right to purchase all (but not less than all) of the Exchangeable PIK Notes on or prior to October 2, 2017 for cash at a price equal to 100% of the principal amount of the Exchangeable PIK Notes plus accrued interest to (but excluding) the date of purchase (a “Murray Purchase,” and together with an Exchangeable PIK Note Retirement and any repayment of the Exchangeable PIK Notes in full in cash that occurs on the Exchangeable PIK Notes Maturity Date, a “Note Redemption”). However, the Issuer and Murray Energy may each purchase less than all of the Exchangeable PIK Notes, so long as the combination of an Exchangeable PIK Note Retirement and the exercise by Murray Energy of its purchase right results in all of the Exchangeable PIK Notes then outstanding being redeemed or purchased. The Exchangeable PIK Note Retirement may be funded with the proceeds from an investment by the Murray Group or any member thereof in FELP, from general working capital or from any other source permitted by the Exchangeable PIK Notes Indenture. Any exercise by the Murray Group of its purchase right is subject to the consent of the Synergy and Conflicts Committee (as defined below). If all of the Exchangeable PIK Notes have not been redeemed or purchased for cash at 100% of the principal amount thereof plus accrued interest to, but excluding, the date of redemption and/or purchase on or prior to October 2, 2017, then, at 1:00 p.m. (New York City time) on the Exchangeable PIK Notes Maturity Date, the Exchangeable PIK Notes shall mature, at which time the Issuers will be required to repay the Exchangeable PIK Notes in cash at 100% of the principal amount of the Exchangeable PIK Notes plus accrued interest to the Exchangeable PIK Note Maturity Date; provided, that if the Issuers fail to so repay the Exchangeable PIK Notes at or prior to 1:00 p.m. (New York City time) on the Exchangeable PIK Notes Maturity Date, then all outstanding Exchangeable PIK Notes (including all principal, interest, and other amounts outstanding thereunder) shall immediately and automatically be exchanged for Common Units representing 75% of FELP’s outstanding units (including Common Units and subordinated units) on the Exchangeable PIK Notes Maturity Date (after giving effect to the full exchange of the Exchangeable PIK Notes into Common Units), subject to adjustment on account of certain anti-dilution protections.

Financing Letter Agreement

On the Closing Date, FELP, Reserves, certain investors in Reserves (together with Reserves, the “Reserves Investor Group”) and Murray Energy entered into a letter agreement (“Financing Letter Agreement”) that grants certain rights and imposes certain obligations on the Reserves Investor Group, Murray Energy and the Partnership with respect to the redemption of all of the Exchangeable PIK Notes.

Pursuant to the Financing Letter Agreement, if the Partnership proposes to consummate an Exchangeable PIK Note Retirement, the Partnership must deliver to the Reserves Investor Group notice of the proposed Exchangeable PIK Note Retirement, along with the expected material terms thereof, no less than 30 days prior to the consummation of such Exchangeable PIK Note Retirement. No later than 15 business days prior to the consummation of such Exchangeable PIK Note Retirement, the Partnership must deliver a second notice to the Reserves Investor Group that must include all the material terms of the Exchangeable PIK Note Retirement and copies of any agreements to be entered into with respect thereto, which may be delivered in draft form. Within 10 business days of receipt of the second notice described in the preceding sentence, each member of the Reserves Investor Group shall have the right to make an election with respect to the Exchangeable PIK Note Retirement (an “Election”) which shall entitle such person or entity to: (i) continue to hold all of the Exchangeable PIK Notes then held by such person or entity and receive payment in full in connection with the Exchangeable PIK Note Retirement on the same terms as the holders of Exchangeable PIK Notes who are not members of the Reserves Investor Group; (ii) exchange the Exchangeable PIK Notes then held by such person or entity (subject to an aggregate cap on all Exchangeable PIK Notes held by the Reserves Investor Group of $180.0 million in principal plus an amount of additional principal issued in consideration of accrued and unpaid interest (the “Reserves Investor Group Amount”)) for the securities or other instruments to be issued in the Exchangeable PIK Note Retirement in an aggregate principal amount equal to the Exchangeable PIK Notes held by such person or entity (subject to the Reserves Investor Group Amount); or (iii) any combination of (i) and (ii) immediately above. To the extent any member of the Reserves Investor Group elects to exchange any portion of the Exchangeable PIK Notes held by such person or entity under the terms described in the preceding sentence, the Partnership and Murray Energy must promptly enter into, and subsequently perform, such agreements or arrangements, and to cause each of their financing providers to enter to such agreement or arrangements as may be necessary or advisable to effectuate such exchange.

If, after exchanging the entire Reserves Investor Group Amount, the Reserves Investor Group would not be the lender or holder of at least 60% of the total amount of the securities, debt or other instruments to be issued in the Exchangeable PIK Note Retirement, the Reserves Investor Group has the option under the Financing Letter Agreement to fund an additional amount in cash to purchase additional securities or interests on the same terms as other investors as may be necessary to make the Reserves Investor Group the holders of up to 60% of the total amount of such securities, debt or instruments, as applicable.

Furthermore, if Murray Energy elects to exercise its right to effect a Murray Purchase of: (i) all of the Exchangeable PIK Notes; or (ii) a portion of the Exchangeable PIK Notes in combination with an Exchangeable PIK Note Retirement of the remainder of the Exchangeable PIK Notes, in either case prior to October 2, 2017, each member of the Reserves Investor Group may elect to decline to have his or its Exchangeable PIK Notes purchased by Murray Energy and such Exchangeable PIK Notes shall instead exchange into Common Units in accordance with the Exchangeable PIK Notes Indenture.

The Financing Letter Agreement sets forth other rights and obligations of the parties thereto, including, without limitation: (i) an obligation of the Reserves Investor Group to cooperate with the Partnership’s efforts to cause the Exchangeable PIK Notes held by the Reserves Investor Group to be separately identifiable from the Exchangeable PIK Notes held by persons or entities who are not members of the Reserves Investor Group; (ii) an obligation of the Reserves Investor Group to not object to a proposed Exchangeable PIK Note Retirement or Murray Purchase if such Exchangeable PIK Note Retirement or Murray Purchase is effected in accordance with the Financing Letter Agreement and Exchangeable PIK Notes Indenture, subject to the right of members of the Reserves Investor Group who are directors of the general partner of the Partnership to voice their views to the independent directors of the general partner of the Partnership; (iii) an obligation of the parties to cause the Exchangeable PIK Notes Indenture to permit an Exchangeable PIK Note Retirement only after compliance by the Partnership with its obligations described above; and (iv) an obligation of Murray Energy and the Reserves Investor Group to not, and to cause their respective affiliates to not, directly or indirectly, short, purchase, sell, offer, contract or grant an option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended, of Common Units held by them during the 30 trading days prior to any Exchangeable PIK Note Retirement or Murray Purchase.

Repurchases of the New Notes at the Option of Holders

Upon the occurrence of a change of control under the New Notes Indentures (which, among other things, would include the acquisition of more than 35% of the voting securities of FELP’s general partner by a person other than a permitted holder) or the receipt by the Issuers of asset sale proceeds in excess of $25.0 million which are not thereafter reinvested within the time periods prescribed by the New Notes Indentures, the Issuers will be obligated to offer to repurchase: (i) in the case of a change of control triggering event, all of the outstanding New Notes at a price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest; and (ii) in the case of an asset sale, in such amounts determined in accordance with the New Notes Indentures at a price of 100% of the aggregate principal amount thereof plus accrued and unpaid interest.

Warrants

On the Closing Date, FELP issued Warrants to purchase an aggregate of 4.5% of the total units of FELP (including Common Units and subordinated units) outstanding on the date of a Note Redemption (after giving effect to the full exercise of the Warrants and the Note Redemption, subject to certain anti-dilution protections), exercisable only upon a Note Redemption and until 5:00 p.m., New York City time on the date immediately preceding the tenth anniversary of the Note Redemption. The exercise price of the Warrants is $0.8928 per Common Unit, subject to certain adjustments. The number of Common Units issuable upon the conversion of the Warrants will be determinable as of the date of a Note Redemption.

On the Closing Date, FELP entered into an agreement (the “Warrant Agreement”) with American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agent”) pursuant to which the Warrant Agent agreed to act on FELP’s behalf in the administration of the Warrants, including the issuance, transfer, exercise and conversion thereof.

Satisfaction and Discharge of Obligations under Old Senior Notes

On the Closing Date, the Issuers gave notice to the trustee for the Old Senior Notes of its election to redeem the remaining $175,000 in aggregate principal amount of Old Senior Notes that were not tendered or exchanged in the tender offer and exchange offer described above, and irrevocably instructed the trustee to give notice of such redemption to the holders thereof. The Issuers also irrevocably deposited with the trustee, an amount in cash sufficient to redeem such Old

Senior Notes at a redemption price of 105.960% of the principal amount thereof, plus accrued and unpaid interest, to (but excluding) September 29, 2016 (the redemption date). Upon such deposit, the obligations under the Old Senior Notes and the Old Senior Notes Indenture were satisfied and discharged.

Registration Rights Agreements

On the Closing Date, FELP entered into three registration rights agreements (the “Registration Rights Agreements”) with: (i) Reserves and Michael Beyer; (ii) Murray Energy; and (iii) certain other holders of the Exchangeable PIK Notes. Pursuant to the Registration Rights Agreements and subject to their respective terms and conditions (including the requirements that the Common Units underlying the Exchangeable PIK Notes qualify as “registrable securities” (as defined in the applicable agreement) and that such Common Units have been determined by FELP’s general partner to be fungible with the publicly traded Common Units), on demand, FELP is required to file a registration statement to register the resale of the Common Units underlying the Exchangeable PIK Notes. Additionally, pursuant to the Registration Rights Agreement described in clause (iii) above, FELP will be required to file a shelf registration statement covering the resale of certain of the Common Units. The Registration Rights Agreements also provide for certain “piggy-back” rights and certain customary indemnification and contribution provisions. The registration rights under the Registration Rights Agreements are transferable in accordance with the terms of the applicable Registration Rights Agreement.

Senior Secured Credit Facilities

General

On the Closing Date, FELLC entered into an amendment to its senior secured credit facilities (as amended, the “Senior Secured Credit Facilities”), pursuant to which outstanding defaults under its existing credit agreement were waived and the credit agreement was amended and restated as set forth in a third amended and restated credit agreement (the “Amended Credit Agreement”). Pursuant to the Amended Credit Agreement, $297.75 million in term loans remain outstanding and mature in August 2020 and our $550.0 million revolving credit facility, which terminates in August 2018, was reduced to $475.0 million, and includes a $125.0 million letter of credit sub-facility and a $25.0 million swingline loan sub-facility. In addition, the commitments under our revolving credit facility will reduce to $450.0 million on December 31, 2016. All borrowings under our revolving credit facility are subject to the satisfaction of usual and customary conditions, including the absence of a default and the accuracy of representations and warranties. In addition, the Amended Credit Agreement adds an anti-hoarding condition to borrowings under our revolving credit facility which prohibits borrowing if the aggregate amount of our unrestricted cash and cash equivalents (taking into account certain pending applications of cash) exceeds $35.0 million both before and after giving effect to such borrowing when taking into account the intended use of such loan proceeds for bona fide purposes within 60 days.

Interest and Fees

Under the Amended Credit Agreement, borrowings under our revolving credit facility bear interest at a rate equal to, at our option: (i) LIBOR (as published by ICE Benchmark Administration Limited and subject to a LIBOR floor of 0%) plus an applicable margin ranging from 3.50% to 4.50%; or (ii) a base rate plus an applicable margin ranging from 2.50% to 3.50%; in each case, determined in accordance with our consolidated net leverage ratio. Our term loans bear interest of a rate equal to, at our option: (i) LIBOR (as published by ICE Benchmark Administration Limited and subject to a LIBOR floor of 1.00%) plus 5.50%; or (ii) a base rate plus 4.50%. We are also required to pay a commitment fee of 0.50% to the lenders under the revolving credit facility in respect of unutilized commitments thereunder. In addition, we are required to pay a fronting fee equal to 0.125% per annum of the amount available to be drawn under letters of credit.

Prepayments and Commitments

Voluntary prepayments and commitment reductions under our revolving credit facility and term loans are permitted, in whole or in part, in minimum amounts without premium or penalty, other than customary breakage costs with respect to LIBOR loans. Mandatory term loan prepayments are required to be made under our term loan facility based on our excess cash flow for the second half of fiscal year 2016 and full fiscal year 2017, sales of assets, proceeds of insurance and condemnation awards and certain incurrence of indebtedness, subject, in each case, to customary exceptions and thresholds.

Senior Secured Credit Facilities Guarantees and Collateral

The obligations under the Senior Secured Credit Facilities are unconditionally guaranteed on a senior unsecured basis by FELP and on a senior secured basis by our direct and indirect domestic subsidiaries (excluding immaterial subsidiaries, subsidiaries designated as unrestricted subsidiaries, securitization subsidiaries and certain subsidiaries that are prohibited by contract from providing such guarantee) and are or will be secured by first-priority perfected liens on substantially all of our and the subsidiary guarantors’ existing and future assets, subject to certain exceptions, including all material personal, real or mixed property, a pledge of the capital stock of our domestic subsidiaries and up to 65.0% of the voting capital stock of our future foreign subsidiaries that are directly owned by us or any of the subsidiary guarantors.

Senior Secured Credit Facilities Restrictive Covenants and Other Matters

The Senior Secured Credit Facilities require that we comply on a quarterly basis with certain financial covenants, including a minimum consolidated interest coverage ratio of 2.00:1.00 and a maximum senior secured net leverage ratio ranging from 3.50:1.00 for the fiscal quarter ending September 30, 2016 to 2.75:1.00 for the fiscal quarter ending March 31, 2021 and thereafter. Our consolidated interest coverage ratio is equal to the ratio of our consolidated EBITDA to our consolidated cash interest expense for borrowed money, in each case as defined in the Amended Credit Agreement and for the preceding four fiscal quarters. Our senior secured leverage ratio is equal to the ratio of our consolidated funded indebtedness (as defined in the Amended Credit Agreement) that is secured by a lien on the collateral (other than any lien that is subordinated to the liens securing the Senior Secured Credit Facilities) less unrestricted cash, cash equivalents and short term marketable debt securities to our consolidated EBITDA for the preceding four fiscal quarters.

In addition, our Senior Secured Credit Facilities include negative covenants, subject to significant exceptions, restricting or limiting our ability and the ability of our subsidiaries to, among other things:

•	Create liens on assets;

•	Incur additional indebtedness;

•	Make investments, loans, guarantees or advances;

•	Engage in mergers and consolidations;

•	Make dispositions;

•	Pay dividends and distributions or repurchase capital stock;

•	Change the nature of our business;

•	Engage in certain transactions with affiliates;

•	Enter into agreements that restrict dividends among us and our subsidiaries;

•	Amend organization documents and certain material agreements;

•	Change our accounting policies or fiscal year;

•	Repay certain indebtedness;

•	Enter into agreements that restricts the pledge of property; and

•	Enter into certain swap contracts.

Our Senior Secured Credit Facilities contain certain usual and customary representations and warranties, affirmative covenants and events of default. If an event of default occurs and is continuing, the lenders under our Senior Secured Credit Facilities are entitled to take various actions, including the acceleration of amounts due under our Senior Secured Credit Facilities and all actions permitted to be taken by a secured creditor.

Restricted Payments Covenant

Our Senior Secured Credit Facilities prohibit FELLC from making certain restricted payments, including discretionary dividends, until the later to occur of: (i) June 30, 2018 and (ii) the date on which our obligations under our revolving credit facility have been paid in full, after which restricted payments can be made of up to $25.0 million per year, plus additional amounts based on the amount of available cash on hand and the aggregate amount of net cash proceeds received from certain qualified equity offerings and certain other transactions. This prohibition does not apply to distributions to pay expenses of its parent companies of up to $7.5 million per fiscal year, certain tax distributions, payments under the Management Services Agreement of up to $14.1 million per year, increasing to up to $20.0 million per year under certain circumstances, and certain other exceptions.

Intercreditor and Security Agreements

The collateral granted to secure the indebtedness under the Senior Secured Credit Facilities, on a first-priority basis, has also been granted to secure the obligations under the New Notes and the related guarantees (except the parent guarantee by FELP) on a second-priority basis. The relative priority of the liens afforded to the Senior Secured Credit Facilities and the New Notes (and certain rights and obligations related thereto) are set forth in an intercreditor agreement, dated as of the Closing Date, by and among the Issuers, each of the guarantors party thereto, the collateral agents and the other institutions party thereto from time to time.

On the Closing Date, the Partnership also entered into a second lien pledge and security agreement with the collateral agents and certain other parties, along with certain other customary agreements and other instruments related to the grant and perfection of the liens in respect of the Partnership’s debt.

Amendments and Waivers Relating to Equipment Financing Arrangements

Sugar Camp Financing Arrangement Amendment

On the Closing Date, Sugar Camp Energy, LLC, as borrower, and FELLC, as guarantor, entered into an amendment (the “Sugar Camp Amendment”) to the credit agreement, dated as of January 5, 2010, among Sugar Camp Energy, LLC, as borrower, the lenders party thereto, Crédit Agricole Corporate and Investment Bank Deutschland, Niederlassung Einer Französischen Société Anonyme and Crédit Agricole Corporate and Investment Bank, as administrative agent (the “Sugar Camp Administrative Agent”) (as previously amended and further amended by the Sugar Camp Amendment, the “Sugar Camp Credit Agreement”), and related guaranty provided by FELLC. The facility under the Sugar Camp Credit Agreement (the “Sugar Camp Facility”) provides financing for longwall mining equipment and for the financing of loan fees and eligible interest during the construction of the longwall equipment and is secured by the assets financed with the proceeds of the Sugar Camp Credit Agreement.

Under the Sugar Camp Amendment, the lenders waived specified existing defaults and events of default and the maturity date of the Sugar Camp Credit Agreement was accelerated by one year by increasing the last three semi-annual amortization payments. The Sugar Camp Amendment also provides that insurance proceeds in respect of the collateral securing the Sugar Camp Facility (subject to certain exceptions) will be applied towards the remaining amortization payments under the Sugar Camp Credit Agreement, subject to certain reinvestment rights. Under the Sugar Camp Amendment, various reporting obligations of Sugar Camp Energy, LLC and FELLC, including financial reporting obligations, were amended, in some cases to conform to corresponding obligations under the Amended Credit Agreement. In addition, the Sugar Camp Amendment amended the senior secured leverage ratio financial maintenance covenant under the FELLC guaranty to conform to the senior secured leverage ratio financial maintenance covenant in the Amended Credit Agreement.

Hillsboro Financing Arrangement Amendment

On the Closing Date, Hillsboro Energy LLC, as borrower, and FELLC, as guarantor, entered into an amendment (the “Hillsboro Amendment”) to the credit agreement, dated as of May 14, 2010, among Hillsboro Energy LLC, as borrower, the certain financial institutions party thereto, Crédit Agricole Corporate and Investment Bank Deutschland, Niederlassung Einer Französischen Société Anonyme and Crédit Agricole Corporate and Investment Bank, as administrative agent (the “Hillsboro Administrative Agent”) (as previously amended and further amended by the Hillsboro Amendment, the “Hillsboro Credit Agreement”), and related guaranty provided by FELLC. The facility under the Hillsboro Credit Agreement (the “Hillsboro Facility”) provides financing for longwall mining equipment and for the financing of loan fees and eligible interest during the construction of the longwall equipment and is secured by the assets financed with the proceeds of the Hillsboro Credit Agreement.

Under the Hillsboro Amendment, the lenders waived specified existing defaults and events of default and the maturity date of the Hillsboro Credit Agreement was accelerated by one year by increasing the last four semi-annual amortization payments. The Hillsboro Amendment also provides that insurance proceeds in respect of the collateral securing the Hillsboro Facility (subject to certain exceptions) will be applied towards the remaining amortization payments under the Hillsboro Credit Agreement, subject to certain reinvestment rights. Under the Hillsboro Amendment, various reporting obligations of Hillsboro Energy LLC and FELLC, including financial reporting obligations, were amended, in some cases to conform to the corresponding obligations under the Amended Credit Agreement. In addition, the Hillsboro Amendment amended the senior secured leverage ratio financial maintenance covenant under the FELLC guaranty to conform to the senior secured leverage ratio financial maintenance covenant in the Amended Credit Agreement.

Equipment Financing Waivers

In connection with the restructuring, Foresight Energy Services LLC, as lessee (the “PNC Lessee”) and FELP, as guarantor, entered into a waiver agreement (the “PNC Waiver Agreement”) with PNC Equipment Finance, LLC (the “PNC Lessor”), under which all outstanding defaults or events of default as of the date of the PNC Waiver Agreement under the master lease, dated as of November 10, 2014 between the PNC Lessee and the PNC Lessor and related guaranty and equipment schedule were waived by the PNC Lessor. Under the PNC Waiver Agreement, the rent payments for the equipment leased under the PNC lease were increased by 1.0%.

In connection with the restructuring, the Partnership also executed waivers to cure outstanding defaults under certain of its other equipment financing arrangements. These waivers, among other things, ratified the existing terms of each applicable equipment financing agreement, provided the lessor with a waiver fee of equal to one hundred basis points of the outstanding amount due under the agreement, increased the interest rate by one percent per annum, and, with respect to certain arrangements, released the lessor from any claims that such parties may have against the lessor with respect to the lease. In exchange for such consideration, each lessor under these equipment financing agreements waived the Partnership’s defaults, allowing the Partnership to continue its operations in the normal course of business.

Amendment to Accounts Receivable Securitization Facility

On the Closing Date, FELP and certain of its wholly-owned subsidiaries, entered into an amended and restated $50.0 million receivables securitization program. Under this securitization program, our subsidiaries sell all of their customer trade receivables, on a revolving basis, to Foresight Receivables LLC, a wholly-owned and consolidated special purpose subsidiary of FELP (the “SPV”). The SPV then pledges its interests in the receivables to the securitization program lenders, which make loans to the SPV. The securitization program has a scheduled termination date of January 12, 2018. The borrowings under the securitization program are variable-rate and also carry a commitment fee for unutilized commitments.

Sponsor and Governance-Related Actions and Agreements

Synergy and Conflicts Committee

The board of directors of FELP’s general partner (the “GP Board”) has created a Synergy and Conflicts Committee (the “Synergy and Conflicts Committee”) comprised of the three independent directors of the GP Board (Messrs. Brian D. Sullivan, G. Nicholas Casey and Daniel S. Hermann) which will be responsible for reviewing, approving, or denying approval of: (i) any unbudgeted affiliate or synergy transactions involving the Partnership, in each case having a value in excess of $5.0 million; and (ii) any transaction which would, if consummated, provide financing for or be materially related to the redemption of the Exchangeable PIK Notes, and will be delegated all rights, power and authority of the GP Board in respect thereof. The Synergy and Conflicts Committee shall also serve as the general conflicts committee of the GP Board. In respect of the matters over which the Synergy and Conflicts Committee has been delegated authority under clause (i) and (ii) of the first sentence of this paragraph, the Synergy and Conflicts Committee shall: (i) have the right to retain independent financial and legal advisors of its own choosing; (ii) be empowered to act on behalf of the Partnership independently of any affiliates or interested directors; and (iii) have the power to enforce the decision made by it (including any decision to reject any proposed transaction with any affiliate of the Partnership).

Amendment to FELP Partnership Agreement

On the Closing Date, the Partnership entered into the First Amendment (the “LP Amendment”) to its Amended and Restated Agreement of Limited Partnership (as amended, the “LP Agreement”). The LP Amendment: (i) modifies the preemptive right of the general partner so it does not apply to the issuance of Common Units upon exchange of the Exchangeable PIK Notes or the exercise of the Warrants; (ii) limits the general partner’s discretion to adopt certain conventions, make certain special allocations, and make certain amendments to the LP Agreement, all in an effort to preserve and achieve uniformity of the FELP units, such that no such conventions may be adopted, no such special allocations may be made and no such amendments may be made, if, in any such case, the same would result in a material adverse effect on the Exchangeable PIK Notes, the Warrants and/or the holders of any thereof; and (iii) modifies the restrictions on the voting rights of holders of 20% or more of the Common Units such that they shall not apply to persons or entities that acquire Common Units upon exchange of the Exchangeable PIK Notes or exercise of the Warrants.

Colt Assignment

On the Closing Date, Colt LLC (“Colt”), an affiliate of the Partnership, entered into the Indefeasible Assignment of Minimum Royalties under Coal Leases (“Colt Assignment”) with Murray American Coal, Inc. (“Murray American”), an affiliate of Murray Energy. Pursuant to the Colt Assignment, Colt assigned to Murray American all of Colt’s right to be paid certain annual minimum royalties that are payable under six coal mine leases (the “Colt Leases”) between Colt and each of Hillsboro Energy LLC, Macoupin Energy LLC, and Williamson Energy, LLC. Hillsboro Energy LLC, Macoupin Energy LLC, and Williamson Energy, LLC each entered into the Colt Assignment solely for the purpose of acknowledging that it will pay the annual minimum royalties due under the Colt Leases directly to Murray American during the term of the Colt Assignment and that Murray American is entitled to directly enforce its right to be paid such annual minimum royalties directly against Hillsboro Energy LLC, Macoupin Energy LLC or Williamson Energy, LLC, as applicable. The term of the Colt Assignment expires for each Colt Lease upon the expiration of the primary term under such lease. The last such primary term expires on May 31, 2022, after which Murray American shall no longer be entitled to be paid any annual minimum royalty under the Colt Leases.

Mutual Releases

On the Closing Date, the Partnership entered into mutual releases of claims (for the benefit of the parties thereto and their respective agents and affiliates) with: (a) certain holders of Old Senior Notes who are not affiliates or other insiders of the Partnership, (b) the Reserves Investor Group and (c) Murray Energy, all relating to (subject to certain qualifications) any actions, transactions, events, or omissions before the Closing Date in any way relating to, among other things, the Partnership, the Murray Purchase Transaction or the restructuring transactions (the “Transaction Releases”).

Additionally, Murray Energy, the Reserves Investor Group and the same holders of Old Senior Notes entered mutual releases of claims (for the benefit of the parties thereto and their respective agents and affiliates) relating to the Transaction Releases.

The foregoing descriptions of the transactions, agreements and other documents contained within this report are qualified in their entirety by reference to the full text of the applicable documents, each of which is incorporated herein by reference to the exhibits to this Current Report on Form 8-K (with the exception of the press release furnished herewith as Exhibit 99.1).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this item by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this item by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this item by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this item by reference.

Item 7.01. Regulation FD Disclosure.

On the Closing Date, the Partnership issued a press release to announce the closing of the restructuring, which is attached to this report as Exhibit 99.1.

Item 8.01. Other Events.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this item by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

3.1	First Amendment to First Amended and Restated Agreement of Limited Partnership of Foresight Energy LP, dated as of August 30, 2016, entered into by Foresight Energy GP LLC.

4.1	Indenture, dated as of August 30, 2016, by and among Foresight Energy LLC, Foresight Energy Finance Corporation, the Guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee.

4.2	Indenture, dated as of August 30, 2016, by and among Foresight Energy LLC, Foresight Energy Finance Corporation, the Guarantors party thereto, Wilmington Trust, National Association, as trustee and American Stock Transfer & Trust Company, LLC, as notes administrator and as exchange agent.

4.3	Warrant Agreement (including the Form of Warrant Certificate), dated as of August 30, 2016, between Foresight Energy LP, American Stock Transfer & Trust Company, LLC.

10.1	Registration Rights Agreement, dated as of August 30, 2016, by and between Foresight Energy LP and Murray Energy Corporation.

10.2	Registration Rights Agreement by and among Foresight Energy LP, Foresight Reserves, LP, Michael J. Beyer and the other parties signatory thereto.

10.3	Registration Rights Agreement, dated as of August 30, 2016, by and among Foresight Energy LP, and the other parties signatory thereto and any additional parties identified on the signature pages of any Joinder Agreement executed and delivered pursuant thereto.

10.4	First Amended and Restated Receivables Financing Agreement, dated as of August 30, 2016, by and among Foresight Receivables LLC, the persons from time to time party thereto as Lenders, Group Agents and LC Participants, PNC Bank, National Association, as both LC Bank and Administrative Agent, Foresight Energy LLC and Credit Agricole Corporate and Investment Bank and Atlantic Asset Securitization LLC.

10.5	Intercreditor Agreement (Securitization), dated as of August 30, 2016, by and among Citibank, N.A., Wilmington Savings Fund Society, FSB, the Third Lien Collateral Agent to the extent a party thereto, Foresight Energy LLC, each of the originators party thereto from time to time, Foresight Receivables LLC and PNC Bank, National Association.

10.6	Financing Side Letter, dated as of August 30, 2016, by and among Foresight Reserves, LP, and the other investors listed on Schedule A thereto, from time to time, Murray Energy Corporation and Foresight Energy LP.

10.7	Indefeasible Assignment of Minimum Royalties under Coal Leases (Colt Assignment), dated as of August 30, 2016, by and between Colt LLC and Murray American Coal, Inc.

10.8	Seventh Amendment to Credit Agreement, Third Amendment to Guaranty, and Waiver, dated as of August 30, 2016, by and among Hillsboro Energy LLC, Foresight Energy LLC, the undersigned Lender, Crédit Agricole Corporate and Investment Bank and Crédit Agricole Corporate and Investment Bank Deutschland, Niederlassung Einer Französischen Société Anonyme.

Exhibit No.	Exhibit Description

10.9	Seventh Amendment to Credit Agreement, Third Amendment to Guaranty, and Waiver, dated as of August 30, 2016, by and among Sugar Camp Energy, LLC, Foresight Energy LLC, the undersigned Lender, Crédit Agricole Corporate and Investment Bank and Crédit Agricole Corporate and Investment Bank Deutschland, Niederlassung Einer Französischen Société Anonyme.

10.10	Amendment Agreement, dated as of August 30, 2016, by and among Foresight Energy LLC, certain subsidiaries of the Borrower signatory thereto as Subsidiary Guarantors, Foresight Energy LP, each of the Lenders party thereto and Citibank, N.A., as Administrative Agent and Collateral Agent.

10.11	Second Lien Pledge and Security Agreement, dated as of August 30, 2016, by Foresight Energy LLC, Foresight Energy Finance Corporation, each of the subsidiaries of Foresight Energy LLC party thereto from time to time, in favor of Wilmington Savings Fund Society, FSB.

10.12	Third Amended and Restated Credit Agreement, dated as of August 30, 2016, among Foresight Energy LLC, each lender from time to time party thereto and Citibank, N.A., as Administrative Agent, Collateral Agent and Swing Line Lender, and each L/C Issuer from time to time party thereto.

10.13	Parent Guaranty, dated as of August 30, 2016, made by Foresight Energy LP.

10.14	Intercreditor Agreement, dated as of August 30, 2016, by and among Foresight Energy LLC, Foresight Energy Finance Corporation, each of the guarantors party thereto, Citibank, N.A., as the first lien administrative agent and collateral agent, Wilmington Savings Fund Society, FSB as the second lien collateral agent, Wilmington Trust, N.A., as trustee under the Exchangeable PIK Notes Indenture, Wilmington Savings Fund Society, FSB, as trustee under the Second Lien Notes Indenture, each hedge bank, cash management bank and each secured commodity swap counterparty party thereto from time to time, the third lien collateral agent for the third lien secured parties to the extent party thereto and each additional representative from time to time party thereto.

10.15	Collateral Trust and Intercreditor Agreement, dated as of August 30, 2016, by and among Foresight Energy LLC, Foresight Energy Finance Corporation, the other Grantors from time to time party thereto, Wilmington Savings Fund Society, FSB and Wilmington Trust, National Association.

99.1	Press release dated August 30, 2016.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information in this report, and certain statements made from time to time by representatives of the Partnership and its affiliates, may constitute “forward-looking statements.” The words “propose,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “outlook,” “estimate,” “potential,” “continues,” “may,” “will,” “seek,” “approximately,” “predict,” “anticipate,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements, including statements regarding the restructuring and the expected benefits therefrom, are based on the Partnership’s current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that the future developments affecting us will be those that we anticipate.

For additional information regarding known material factors that could cause our actual results to differ from those contained in or implied by forward-looking statements, please see the sections entitled “Risk Factors” in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on March 15, 2016, and in subsequent SEC filings.

You are cautioned not to place undue reliance on forward-looking statements, which are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESIGHT ENERGY LP

By:	Foresight Energy GP LLC, its general partner

By:	/s/ Robert D. Moore
Robert D. Moore President and Chief Executive Officer

Date: September 6, 2016